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                                                                    EXHIBIT 99.5

                             LETTER OF INSTRUCTION

To My Bank or Broker:

    This letter instructs you to exercise the Election with respect to shares of common stock, $.01 par value, of Radiologix, Inc., which you hold for the account of the undersigned in the manner specified below.

    It is understood that the Election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated
September 14, 2000, of Radiologix, receipt of which is acknowledged by the undersigned, (ii) the terms of the Amended and Restated Agreement and Plan of Merger, dated as of September 12, 2000, as amended, and as the same may be amended from time to time, a conformed copy of which appears as Annex A to the Proxy Statement (the "Merger Agreement"), and (iii) the Election form.

                                               TOTAL NUMBER OF      NUMBER OF SHARES    NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER         SHARES OF RADIOLOGIX      SUBJECT TO      TO BE EXCHANGED FOR
OF RADIOLOGIX COMMON STOCK                    COMMON STOCK HELD     STOCK ELECTION*        $7.25 CASH
------------------------------------         --------------------   ----------------   -------------------
            ...............................
            ...............................
            ...............................
            ...............................
Total**....................................
                                                   =======              =======              =======

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 *  Any stock election must be for more than 3,000 shares. Any stock election that relates to 3,000 or fewer shares will be null and void.

** The actual number of shares of Radiologix common stock converted into cash or stock will depend upon the application of the proration procedures set forth in the Merger Agreement.

Dated:       , 2000

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
                                                       ---------------------------------------------

                                                       ---------------------------------------------
                                                                       (Signature(s))

                                                       ---------------------------------------------
                                                                       (Account No.)

                                                       ---------------------------------------------
                                                                      (Telephone No.)
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